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                               Register.com, Inc.
                          575 Eighth Avenue, 11th Floor
                               New York, NY 10018



                                  June 9, 2000


                                                     PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

Mr. Alan Breitman
116 Lee Road
Scarsdale, New York 10583

         Re:  Special Severance Arrangement - Alan Breitman
              ---------------------------------------------

Dear Alan:

                  This letter will confirm Register.com, Inc.'s (the "Company") agreement with you ("you" or "Employee") regarding your eligibility for a severance payment upon termination of your employment with the Company under the circumstances described in this letter.

                  In the event Employee's employment is terminated by the Company without Cause (as defined below), at any time prior to August 31, 2001 (the "Severance Period"), (i) you shall be entitled to receive the Termination Payment (as defined below), and (ii) any unvested employee stock options awarded to you that would have vested from the date of termination to the end of the Severance Period will be deemed to have vested as of the date of termination.

                  "Cause" shall mean any of the following events: (i) Employee is convicted of a crime; (ii) Employee breaches a fiduciary duty; (iii) Employee breaches a material policy of the Company; (iv) upon written notice from the Company, and a ten (10) day opportunity to cure period (which the parties hereto hereby agree is reasonable), Employee continually fails or refuses to perform any duties reasonably required in the course of his employment as the Company's Vice President of Finance and Accounting; (v) Employee refuses to take or fails to satisfactorily complete any screening test for illegal drugs and controlled substances that may be administered; (vi) Employee commits a dishonest act or common law fraud against the Company or any customer thereof, of a type that is not covered by clause (i) or clause (ii) above; or (vii) Employee engages in misconduct in bad faith which is materially injurious to the Company.

                  "Termination Payment" shall mean an amount equal to the difference of Employee's annual base salary less the aggregate amount of base salary already paid to Employee during the Severance Period.


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                  Nothing contained herein shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law, by giving ninety (90) days notice to Employee of such termination as long as the terms of this Agreement are complied with.

                  Please indicate your agreement with the foregoing by executing a copy of this letter where indicated below and returning it to Jack Levy.


                                           Sincerely,

                                           REGISTER.COM, INC.


                                           By: /s/ Richard D. Forman
                                               -------------------------------
                                               Name:  Richard D. Forman
                                                      -------------------------
                                               Title: President
                                                      -------------------------


AGREED AND ACCEPTED
on this 9th day of June, 2000.


By: /s/ Alan Breitman
    ------------------------------
      Alan Breitman
      116 Lee Road
      Scarsdale, New York 10583

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